UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

Alphatec Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2051 Palomar Airport Road

Carlsbad, CA 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On January 31, 2008, the Compensation Committee of the board of directors (the “Board”) of Alphatec Holdings, Inc. (the “Company”) approved the 2008 bonus plan for each of the executives of the Company (the “2008 Plan”).

The table below sets forth for each of the executive officers listed therein the percentage of the base salary that such officer is eligible to receive as a cash bonus under the 2008 Plan upon the achievement of the criteria established by the Compensation Committee of the Board. In the event that the Company’s financial performance exceeds the financial criteria established to receive 100% of the targeted bonus amount with respect to financial criteria, the executive officers listed below will be entitled to receive cash bonuses based on higher percentages of their respective base salaries.

Name and Title	2008 Base Salary	Bonus Percentage of Base Salary at Target Cash Bonus Award Levels
Dirk Kuyper, President and Chief Executive Officer	$350,000	100%
Steven Yasbek, Chief Financial Officer and Vice President	$225,000	40%
Steven Lubischer, Vice President, Sales	$275,000	85%

A summary description of the 2008 Plan is attached as an exhibit to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Summary Description of the Alphatec Holdings, Inc. 2008 Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alphatec Holdings, Inc.

By:	/s/ Ebun S. Garner, Esq.
Name: Ebun S. Garner, Esq.
Title: General Counsel and Vice President

Date: February 6, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Summary Description of the Alphatec Holdings, Inc. 2008 Bonus Plan

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